Exhibit 10.49
Amendment to Stock Option and
Restricted/Performance Stock Terms
      This Amendment (the “Amendment”) to Stock Option and Restricted/Performance Stock Agreements issued under the SLM Corporation Employee Stock Option Plan, SLM Corporation Management Incentive Plan, SLM Corporation Incentive Plan (as amended and restated October 2006), and SLM Corporation 2009-2012 Incentive Plan (collectively, the “Plans”) effective as of January 27, 2011 (the “Amendment Date”) by SLM Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”).
      WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved amendments to the terms of all restricted and performance stock and stock units and all option awards issued under the Plans, vested and unvested, and which are outstanding and not exercised on the Amendment Date (the “Awards”), to allow the Awards to continue to vest according to their original terms, notwithstanding (i) termination of employment by the Company other than for cause or misconduct, as those terms are defined by the Company in its discretion, or (ii) voluntary termination of employment and the employee meets the Company's retirement eligibility criteria as determined by the Company, and in the case of all Awards that are stock options, to permit the grantee one year from any vesting event to exercise any option Awards; and
      WHEREAS, the Company desires to amend the Awards in accordance with the amendments approved by the Committee;
      NOW, THEREFORE, the Company hereby amends the Awards as follows:
     1.  Amendment of the Awards. Effective January 27, 2011, all Awards shall continue to vest according to the original terms of such awards, notwithstanding (i) termination of an employee’s employment by the Company or (ii) an employee’s voluntary termination of employment and the employee meets the retirement eligibility criteria under Company policy, as determined by the Company, and in such event, i.e., employment termination by the Company or eligible retirement, each portion of the Options once vested, will be exercisable for one year after such portion vests.
     2.  Miscellaneous. Notwithstanding anything to the contrary herein, the amendments herein are not intended to affect equity granted to non-management members of the Company’s Board of Directors or equity granted under any other plans of the Company, including employee stock purchase plans and 401(k) plans.

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